Exhibit 10.2

AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS

AND SPARE PARTS

MORTGAGE AND SECURITY AGREEMENT

dated as of December 22, 2014

made by

GREAT LAKES AVIATION, LTD.,

as Great Lakes

in favor of

CALLIDUS CAPITAL CORPORATION,

as Lender

i

TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A Form of Mortgage Supplement

Exhibit B Form of Data Report

ii

AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS,

AND SPARE PARTS

MORTGAGE AND SECURITY AGREEMENT

THIS AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT dated as of December 22, 2014 (as amended or supplemented from time to time, including by one or more Mortgage Supplements, this “Mortgage”) is made by GREAT LAKES AVIATION, LTD., an Iowa corporation (“Great Lakes”), in favor of CALLIDUS CAPITAL CORPORATION (the “Lender”).

W I T N E S S E T H:

WHEREAS, all things necessary to make this Mortgage the legal, valid and binding obligation of Great Lakes and the Lender, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;

WHEREAS, pursuant to that certain Loan Agreement, dated as of the date hereof (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, the “Loan Agreement”), by and between Great Lakes and Callidus Capital Corporation, the Lender has agreed to extend certain credit to Great Lakes pursuant to the terms thereof; and

WHEREAS, in order to induce the Lender to enter into the Loan Agreement and the other Credit Documents and in order to induce the Lender to make the Loans as provided for in the Loan Agreement, Great Lakes has agreed to execute and deliver this Mortgage to the Lender for the benefit of the Lender.

GRANTING CLAUSE

NOW, THEREFORE, THIS AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that, to secure the prompt and complete payment and performance when due of the Obligations of Great Lakes under the Loan Agreement and each of the other Credit Documents, to secure the performance and observance by Great Lakes of all the agreements, covenants and provisions contained herein and in the Credit Documents to which it is a party for the benefit of the Lender, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Great Lakes has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Lender, its successors and assigns, for the security and benefit of the Lender, a first priority continuing security interest in and first priority mortgage Lien on all estate, right, title and interest of Great Lakes in, to and under the following described property, rights, interests and privileges whether now or hereafter acquired and subject to the Lien hereof (which collectively, including all property hereafter specifically subjected to the Lien of this Mortgage by any instrument supplemental hereto, are herein called the “Collateral”):

(1) each Aircraft (including, without limitation, each Airframe and its related Engines and Propellers, if any, as indicated in a Mortgage Supplement), as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and, in the case of such Engines and Propellers, whether or not any such Engine or Propeller shall be installed in or attached to the related Airframe or any other Airframe or airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature which are from time to time included in any “Airframe” or its related “Engines” and “Propellers”, whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials and documents with respect to any of the foregoing (as may be required to be maintained by Great Lakes’ FAA-approved maintenance program);

(2) each Engine, each Spare Engine, each Propeller and each Spare Propeller as the same is now and will hereafter be constituted, whether now or hereafter acquired and subjected to the Lien hereof, and whether or not any such Engine, Spare Engine, Propeller, or Spare Propeller shall be installed in or attached to any Airframe or airframe and all substitutions or replacements therefor, as provided in this Mortgage, together with all Parts of whatever nature which are from time to time included in any “Engine”, “Spare Engine”, “Propeller” or “Spare Propeller”, whether now or hereafter acquired and subjected to the Lien hereof, and all renewals, substitutions, replacements, additions, improvements, accessories and accumulations with respect to any of the foregoing, and all records, logs, manuals, maintenance data and inspection, modification and overhaul records and other related materials and documents with respect to any of the foregoing (as are maintained or as may be required to be maintained by Great Lakes’ FAA-approved maintenance program);

(3) all Spare Parts whether now or hereafter acquired and subjected to the Lien hereof, including any replacements, substitutions or renewals therefor, and accessions thereto, including but not limited to Rotables, Expendables, Key Repairables, Appliances, and located at the applicable Designated Spare Parts Locations;

(4) all proceeds with respect to the requisition of title to or use of each Airframe, Engine, Spare Engine, Propeller or Spare Propeller or any Part thereof, or any Spare Parts, all insurance proceeds or indemnity payments with respect to any of the foregoing and any other proceeds of any kind;

(5) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Lender by or for the account of Great Lakes pursuant to the terms hereof and held or required to be held by the Lender hereunder;

(6) any and all property that may, from time to time hereafter, in accordance with the provisions of the Credit Documents, by delivery or by Mortgage Supplement or by other writing of any kind, for the purposes hereof be in any way subjected to the Lien and security interest hereof or be expressly conveyed, mortgaged, assigned, transferred, deposited hereunder, in which a security interest may be granted by Great Lakes and/or pledged by Great Lakes, or any Person authorized to do so on its behalf or with its consent, to and with the Lender, who are hereby authorized to receive the same at any and all times as and for additional security hereunder;

(7) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Mortgage;

(8) all right, title, interest, claims and demands of Great Lakes, in, to and under any lease of any Airframe, Engine or Propeller;

(9) all repair, maintenance and inventory records, logs, tags, manuals and all other documents and materials similar thereto (including, without limitation, any such records (whether on paper or in an electronic format), logs, manuals, documents and materials that are computer print-outs) at any time maintained, created or used by Great Lakes, and all records, logs, tags, documents and other materials required at any time to be maintained by Great Lakes by the FAA or under Title 49, in each case with respect to any of the Pledged Spare Parts;

(10) any Tracking Software; and

(11) all proceeds of the foregoing, including, without limitation, all causes of action, claims and Warranty Rights now or hereafter held by Great Lakes in respect of any of the items listed above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

PROVIDED, HOWEVER, that notwithstanding any of the foregoing provisions, so long as no Event of Default shall have occurred and be continuing, Great Lakes shall have the right, to the exclusion of the Lender, but subject to the terms and conditions of this Mortgage: (i) to quiet enjoyment of the Aircraft, the Airframes, the Engines, the Spare Engines, the Propellers, the Spare Propellers and Pledged Spare Parts, and to possess, use, retain and control the Aircraft, the Airframes, the Spare Engines, the Spare Propellers and Pledged Spare Parts and (ii) with respect to the Warranty Rights, to exercise in Great Lakes’ name all rights and powers of Great Lakes under the Warranty Rights and to retain any recovery or benefit resulting from the enforcement of any warranty or indemnity or other obligation under the Warranty Rights.

HABENDUM CLAUSE

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Lender and for the uses and purposes and subject to the terms and provisions set forth in this Mortgage.

1. It is expressly agreed that anything herein contained to the contrary notwithstanding, Great Lakes shall remain liable under each of the contracts and agreements included in the Collateral to which it is a party to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Lender shall have no obligation or liability under any such contracts and agreements to which Great Lakes is a party by reason of or arising out of the assignment hereunder, nor shall the

Lender be required or obligated in any manner to perform or fulfill any obligations of Great Lakes, or to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

2. Great Lakes does hereby designate the Lender, upon the occurrence and during the continuance of an Event of Default, the true and lawful attorney-in-fact of Great Lakes, irrevocably, for good and valuable consideration and coupled with an interest and with full power of substitution (in the name of Great Lakes or otherwise) subject to the terms and conditions of this Mortgage, to ask, require, demand, receive, sue for, compound and give acquittance for any and all moneys and claims for moneys due (in each case including insurance and requisition proceeds and indemnity payments) and to become due to Great Lakes under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Lender may deem to be necessary or advisable in the premises as fully as Great Lakes itself could do generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral (including executing a bill of sale, conveyance, amendment, termination, release, disclaimer, request to cancel US registration, supplement, assignment, airworthiness application or request for a ferry permit or any other document necessary to file with or submit to the FAA in connection with any or all of the Collateral, which documents may be executed by the Lender as attorney in fact for Great Lakes), as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender’s option and Great Lakes’ expense, at any time, or from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and to effect the intent of this Mortgage. Great Lakes agrees that promptly upon receipt thereof, it will transfer to the Lender any and all moneys from time to time received by Great Lakes constituting part of the Collateral to the extent that it is not entitled to retain the same under the express provisions of this Mortgage, for distribution by the Lender pursuant to the Loan Agreement and this Mortgage.

3. Great Lakes agrees that at any time and from time to time upon the written request of the Lender, Great Lakes, at its sole cost and expense, will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Lender may reasonably deem necessary or desirable, by reference to prudent industry practice, in obtaining the full benefits of the assignment hereunder and/or intended to be effected hereunder and of the rights and powers herein granted and/or intended to be granted hereunder including, without limitation, taking such steps as may be required to establish, maintain or enforce the Lien intended to be granted hereunder in full force and effect (whether under the UCC, Title 49, or the law of any other jurisdiction under which any Aircraft or other portion of the Collateral may be registered).

4. Great Lakes hereby warrants and represents that none of the Collateral is currently subject to any assignment, pledge or other Lien (other than Permitted Liens), and hereby covenants that Great Lakes will not otherwise assign or pledge, so long as the Lien of this Mortgage has not been discharged in accordance with the terms hereof, any of its rights, title or interests hereby assigned to any Person other than the Lender.

5. No other conveyance, assignment or act on the part of Great Lakes or the Lender shall be necessary for any part of the Collateral to become subject to the Lien of this Mortgage.

6. The Collateral shall be subject to release as and to the extent provided in Article 5 hereof.

7. Great Lakes agrees that it will timely and completely pay and perform all of its obligations under this Mortgage and the other Credit Documents.

IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:

ARTICLE 1

DEFINITIONS

Section 1.01 Definitions. (a) For all purposes of this Mortgage, except as otherwise expressly provided or unless the context otherwise requires:

(1) each of the “Great Lakes,” “Lender” or any other Person includes any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

(2) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

(3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, as in effect from time to time;

(4) the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Mortgage as a whole and not to any particular Article, Section or other subdivision;

(5) unless otherwise stated, all references in this Mortgage to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Mortgage;

(6) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and

(7) all capitalized terms used shall have the respective meanings set forth or referred to in Article 1 hereof or, if not defined herein, as defined in the Loan Agreement.

“Aircraft” shall mean each Airframe together with the related Engines and Propellers, if any, as indicated in the initial or any subsequent Mortgage Supplement, whether or not such Engines or Propellers are installed on such Airframe or any other Airframe or airframe.

“Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts Mortgage and Security Agreement” or “this Agreement” or “this Mortgage” shall mean this Aircraft, Spare Engines, Spare Propellers, and Spare Parts Mortgage and Security Agreement, as the same may from time to time be amended, restated, amended and restated, supplemented or otherwise modified.

“Airframe” shall mean: (i) each aircraft or airframe (excluding Engines, Spare Engines, Propellers, Spare Propellers, engines either initially or from time to time installed thereon, or propellers either initially or from time to time installed thereon) specified by Manufacturer, model, United States Registration Number and Manufacturer’s serial number in the initial Mortgage Supplement and any subsequent Mortgage Supplement, and (ii) in either case, any and all Parts which are from time to time incorporated or installed in or attached thereto (including, without limitation, the portion of any quick engine change kits installed thereon) or which have been removed therefrom, unless the Lien of this Mortgage shall not be applicable to such Part in accordance with Section 2.02.

“Appliance” means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to aircraft during flight, and not a part of an aircraft, engine, or Propeller.

“Bankruptcy Code” means the provisions of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. or other applicable bankruptcy, insolvency or similar laws.

“Cape Town Convention” shall mean the official English language texts of the Convention on International Interests in Mobile Equipment and the Protocols to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment which were signed in Cape Town, South Africa, as in effect from time to time in any applicable jurisdiction.

“Certificated Air Carrier” shall mean a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation of the United States pursuant to Chapter 447 of Title 49 for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110 of the Bankruptcy Code or any analogous provision of the Bankruptcy Code enacted in substitution or replacement thereof.

“Citizen of the United States” shall have the meaning given to such term in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the United States Department of Transportation pursuant to its policies or any similar legislation of the United States enacted in substitution or replacement therefor.

“Collateral” shall have the meaning assigned thereto in the Granting Clause hereof.

“Commitment” shall mean the aggregate of the Loans, as defined in the Loan Agreement, which aggregate commitment shall be THIRTY FOUR MILLION DOLLARS ($34,000,000) on the Closing Date, as such Commitments may be reduced, amortized, or adjusted from time to time in accordance with the Loan Agreement.

“Loan Agreement” shall have the meaning given to that term in the recitals of this Mortgage.

“Data Report” means information and data relating to the Pledged Spare Parts supplied by Great Lakes to the Lender and substantially in the form of Exhibit B to this Mortgage.

“Designated Spare Parts Locations” means the locations in the United States designated from time to time by Great Lakes at which the Pledged Spare Parts may be maintained by or on behalf of Great Lakes, which initially shall be the locations set forth in the initial Mortgage Supplement and shall include the additional locations designated by Great Lakes pursuant to Section 2.06(b).

“Engine” shall mean (i) each of the engines listed by Manufacturer, model and Manufacturer’s serial numbers in Exhibit 1 to the initial Mortgage Supplement and every subsequent Mortgage Supplement, having at least 1750 lbs. of thrust or the equivalent, and whether or not either initially or from time to time installed on an Airframe or any other airframe; and (ii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Engine (including, without limitation, the portion of any quick engine change kits installed thereon) and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

“Expendables” means Pledged Spare Parts that, once used, cannot be re-used, and if not serviceable, cannot be overhauled or repaired.

“Great Lakes” shall have the meaning given to that term in the first paragraph of this Mortgage.

“Key Repairable” means those Spare Parts, including Appliances, that can be economically restored or repaired to a serviceable condition, but have a life that is considerably less than the life of the flight equipment to which they are related.

“Manufacturer” shall mean, with respect to any Airframe, Engine, Spare Engine, Propeller, Spare Propeller or Spare Part, the manufacturer thereof.

“Mortgage Supplement” shall mean any supplement to this Mortgage which is delivered from time to time pursuant to the terms hereof in the form of Exhibit A hereto.

“Obsolete Parts” shall have the meaning given in Section 2.02(c).

“Opinion of Counsel” means a written opinion from legal counsel to Great Lakes who is reasonably acceptable to the Lender.

“Parts” shall mean any and all appliances, part, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines, Spare Engines, or engines, Propellers, Spare Propellers or propellers (b) any items leased by Great Lakes, (c) cargo containers, (d) severable components or systems installed on or affixed to an Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard an Aircraft, (e) medical and similar emergency equipment and (f) passenger service items and passenger service equipment generally used in but not affixed to an Aircraft, such as blankets, coffee pots, beverage and meal servicing carts, etc.), so long as the same are incorporated or installed in or attached to any Airframe or any Engine, Spare Engine, Propeller or Spare Propeller or so long as the same are subject to the Lien of the Mortgage in accordance with the terms of Section 2.02 after removal from any Airframe or any Engine, Spare Engine, Propeller or Spare Propeller.

“Pledged Spare Parts” means the Spare Parts included in the Collateral.

“Propeller” includes a part, appurtenance, and accessory of a propeller.

“Rotable” means those Spare Parts, including Appliances, that can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which they are related.

“Spare Engine” shall mean (i) each of the engines listed by Manufacturer, model and Manufacturer’s serial numbers in Exhibit 1 to the initial Mortgage Supplement and each subsequent Mortgage Supplement, and whether or not either initially or from time to time installed on any Airframe or airframe; and (ii) in either case, any and all Parts which are from time to time incorporated or installed in or attached to any such Spare Engine (including, without limitation, the portion of any quick engine change kits installed thereon) and any and all Parts removed therefrom unless the Lien of this Mortgage shall not apply to such Parts in accordance with Section 2.02.

“Spare Part” means an accessory, appurtenance, or part of an aircraft (except an engine or Propeller), engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an aircraft, engine, Propeller or Appliance and shall include, without limitation, “spare parts” as defined in 49 U.S.C. § 40102(a)(38).

“Spare Propeller” includes a part, appurtenance, and accessory of a propeller that is to be installed at a later time on an aircraft.

“Title 49” shall mean Title 49 of the United States Code, as amended and in effect from time to time, and the regulations promulgated pursuant thereto.

“Tracking Software” means any software utilized by Great Lakes or its designees in its Tracking System to track the Pledged Spare Parts and shall include any licenses, service or support contracts related thereto.

“Tracking System” shall mean Great Lakes’ centralized computer system for monitoring and tracking the location, condition and status of its Spare Parts, and any and all improvements, upgrades or replacement systems. The Tracking System shall include the Tracking Software.1

“United States” or “U.S.” shall mean the United States of America.

[1]	NTD – To determine if Great Lakes has a Tracking System.

“United States Government” shall mean the federal government of the United States or any instrumentality or agency thereof.

“Warranty Rights” means, as to any Airframe, Engine, Spare Engine, Propeller, Spare Propeller or Pledged Spare Part, any continuing rights of Great Lakes in respect of any warranty, indemnity or agreement, express or implied, as to title, materials, workmanship, design or patent infringement or related matters with respect to such Airframe, Engine, Spare Engine, Propeller, Spare Propeller or Pledged Spare Part.

ARTICLE 2

COVENANTS OF GREAT LAKES

Great Lakes represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Mortgage, as follows:

Section 2.01 Possession, Operation and Use, Maintenance and Registration.

(a) Possession. Without the prior written consent of the Lender, Great Lakes shall not lease or otherwise in any manner deliver, transfer or relinquish possession of any Airframe, any Engine or Spare Engine, or any Propeller or Spare Propeller or install any Engine, Spare Engine, Propeller, or Spare Propeller or permit any Engine, Spare Engine, Propeller or Spare Propeller to be installed, on any airframe other than an Airframe; provided that Great Lakes may without the prior written consent of the Lender:

(i) deliver possession of any Airframe or any Engine, Spare Engine, Propeller or Spare Propeller to any Person for testing, service, repair, restoration, storage, maintenance or other similar purposes or for alterations, modifications or additions to such Airframe or such Engine, Spare Engine, Propeller or Spare Propeller to the extent required or permitted by the terms hereof; and

(ii) install an Engine or Spare Engine or a Propeller or Spare Propeller on an airframe owned by Great Lakes free and clear of all Liens, except Permitted Liens;

provided that the rights of any Person who receives possession of any Airframe, any Engine, any Spare Engine, any Propeller or any Spare Propeller by reason of a transfer permitted by this Section 2.01(a) shall be subject and subordinate to all the terms of this Mortgage, including the Lender’s rights to repossess pursuant to Section 4.02, and Great Lakes shall remain primarily liable hereunder for the performance and observance of all of the terms and conditions of this Mortgage, to the same extent as if such transfer had not occurred, and no transfer of possession otherwise in compliance with this Section 2.01 shall (x) result in the maintenance, operation or use thereof that does not comply with Section 2.01(b) and (c), or (y) permit any action not permitted to be taken by Great Lakes with respect to any Aircraft hereunder.

(b) Operation and Use. Great Lakes agrees that no Aircraft, Airframe, Engine, Spare Engine, Propeller, or Spare Propeller will be maintained, used or operated in violation of any law, rule or regulation of any Governmental Authority having jurisdiction over such Aircraft, Airframe, Engine, Spare Engine, Propeller or Spare Propeller or in violation of any airworthiness certificate, license or registration relating to such Aircraft issued by any such Governmental Authority, except for unanticipated, minor or non-recurring violations, and except to the extent Great Lakes is contesting in good faith the validity or application of any such law, rule or regulation in any manner that does not involve any material risk of sale, forfeiture or loss of such Aircraft, Airframe, Engine, Spare Engine, Propeller or Spare Propeller or any material risk of subjecting the Lender to criminal liability or materially impair the Lien of this Mortgage; provided that Great Lakes shall only be entitled to contest mandatory grounding orders if it does not operate such Aircraft or Spare Engine during such contest. Great Lakes will not operate any Aircraft, Airframe, Engine, Spare Engine, Propeller or Spare Propeller or permit any Aircraft, Airframe, Engine, Spare Engine, Propeller or Spare Propeller to be operated or located, (i) in any area excluded from coverage by any insurance required by the terms of the Loan Agreement or (ii) in any war zone or other areas of hostilities.

(c) Maintenance. Great Lakes shall maintain, service, repair and overhaul each Aircraft, Airframe, Engine, Spare Engine, Propeller and Spare Propeller (or cause the same to be done) so as to keep each Aircraft, Airframe, Engine, Spare Engine, Propeller and Spare Propeller in good operating condition and in such condition as may be necessary to enable the airworthiness certification of each Aircraft to be maintained in good standing at all times (other than during temporary periods of storage, during maintenance, testing or modification permitted hereunder, or during periods of grounding by applicable Governmental Authorities, unless such grounding is due to the failure by Great Lakes to maintain such Aircraft in accordance with the terms hereof) under Title 49, during such periods in which such Aircraft is registered under the laws of the United States, using the same standards as Great Lakes uses with respect to similar aircraft operated by Great Lakes in similar circumstances. In any case, each Aircraft, Airframe, Engine, Spare Engine, Propeller and Spare Propeller and Spare Part will be maintained in accordance with the maintenance standards required by the FAA.

(d) Identification of the Lender’s Interest. (i) Great Lakes agrees to affix as promptly as practicable after the Closing Date and thereafter to maintain in the cockpit of each Aircraft, in a clearly visible location, and (if not prevented by applicable law or regulations) on each Engine and Spare Engine a nameplate bearing the inscription “MORTGAGED TO CALLIDUS CAPITAL CORPORATION” (such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lender).

(ii) On or prior to the Closing Date and from time to time thereafter, Great Lakes shall install signs, in size and form reasonably satisfactory to the Lender, at each of the Designated Spare Parts Locations in which the Pledged Spare Parts are stored and otherwise as may be directed by the Lender within each Designated Spare Parts Location, bearing the inscription: “MORTGAGED TO CALLIDUS CAPITAL CORPORATION” (such sign to be replaced if there is a successor Lender).

(e) Registration. Great Lakes shall cause each Aircraft to remain duly registered, under the laws of the United States, in the name of Great Lakes and no Aircraft shall be registered under the laws of any other country.

Section 2.02 Replacement of Parts; Alterations, Modifications and Additions.

(a) Replacement of Parts. Great Lakes, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Great Lakes may remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or rendered permanently unfit for use; provided that Great Lakes replaces such Parts as promptly as practicable. All replacement Parts shall be owned by Great Lakes free and clear of all Liens (except Permitted Liens and replacement parts temporarily installed on an emergency basis) and shall be in the condition and repair required by the terms hereof. All Parts at any time removed from any Airframe, Engine, Spare Engine, Propeller or Spare Propeller shall remain the property of Great Lakes and subject to the Lien of this Mortgage, no matter where located, until such time as such Parts shall be replaced by Parts which meet the requirements for replacement Parts specified herein. Immediately upon any replacement Part becoming incorporated or installed in or attached to the applicable Airframe, Engine, Spare Engine, Propeller, or Spare Propeller without further act (subject only to Permitted Liens and except replacement parts temporarily installed on an emergency basis), such replacement Part shall become the property of Great Lakes and subject to the Lien of this Mortgage and be deemed a Part for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to such Airframe, Engine, Spare Engine, Propeller or Spare Propeller and the replaced Part shall be free and clear of all rights of the Lender hereunder and shall no longer be deemed a Part hereunder. Upon request of Great Lakes from time to time, the Lender shall, at the sole cost and expense of Great Lakes, execute and deliver to Great Lakes an appropriate instrument confirming the release of any such replaced Part from the Lien of this Mortgage.

(b) Reserved.

(c) Alterations, Modifications and Additions. Great Lakes, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to each Airframe, Engine, Spare Engine, Propeller and Spare Propeller as may be required to be made from time to time so as to comply with any law, rule, regulation or order of any Governmental Authority; provided, however, that Great Lakes may, in good faith, and by appropriate proceedings contest the validity or application of any such law, rule, regulation or order in any reasonable manner, that does not subject Lender to any material risk of any civil or any criminal penalties, or involve any material risk of loss or forfeiture of title to any Airframe, Engine, Spare Engine, Propeller, or Spare Propeller. In addition, Great Lakes, at its own expense, may from time to time add further parts or accessories and make or cause to be made such alterations and modifications in and additions to any Airframe, Engine, Spare Engine, Propeller or Spare Propeller as Great

Lakes may deem desirable in the proper conduct of its business, including removal (without replacement) sale or disposal of Parts which Great Lakes deems to be obsolete or no longer suitable or appropriate for use on such Airframe, Engine, Spare Engine, Propeller or Spare Propeller (such parts, “Obsolete Parts”); provided that no such alteration, modification, removal, sale, disposal or addition materially diminishes the fair market value or utility of such Airframe, Engine, Spare Engine, Propeller, or Spare Propeller below the fair market value or utility thereof immediately prior to such alteration, modification, removal or addition assuming such Airframe, Engine, Spare Engine, Propeller or Spare Propeller was then in the condition required to be maintained by the terms of this Mortgage. In addition, the fair market value (but not the utility) of an Airframe, Engine, Spare Engine, Propeller or Spare Propeller may be reduced by the fair market value, if any, of Obsolete Parts which shall have been removed so long as the aggregate fair market value of all Obsolete Parts which shall have been removed and not replaced with respect to any Aircraft shall not exceed $100,000 in the aggregate. All Parts incorporated or installed in or attached or added to an Airframe, Engine, Spare Engine, Propeller, or Spare Propeller as the result of such alteration, modification or addition (except those parts which are excluded from the definition of Parts) shall, without further act, become subject to the Lien of this Mortgage.

Section 2.03 Reserved.

Section 2.04 Reserved.

Section 2.05 Other Representations, Warranties and Covenants.

(a) Great Lakes hereby represents and warrants that (i) Great Lakes has good title to (x) each of the Airframes, Engines, Spare Engines, Propellers and Spare Propellers that are listed on the initial Mortgage Supplement in its name and will have good title to each of the Airframes, Engines, Spare Engines, Propellers and Spare Propellers listed on each subsequent Mortgage Supplement in its name at the time of execution and delivery thereof; and (y) all of the Spare Parts which are held by or on behalf of Great Lakes at the Designated Spare Parts Locations identified on the initial Mortgage Supplement and will have good title to each of the Spare Parts which are held by or on behalf of Great Lakes at the Designated Spare Parts Locations identified on each subsequent Mortgage Supplement and that such Spare Parts will be held by or on behalf of Great Lakes at the Designated Spare Parts Locations identified on the applicable Mortgage Supplement at the time of execution and delivery; (ii) Great Lakes will have good title to any of its other Collateral which is subject to this Mortgage or which becomes subject to this Mortgage from time to time hereafter; (iii) the Airframes, Engines, Spare Engines, Propellers and Spare Propellers are correctly described by Manufacturer, model and serial number as set forth on the Manufacturer’s serial plate for said Airframes, Engines, Spare Engines, Propellers and Spare Propellers in each case subject to Permitted Liens; and (iv) for purposes of the International Registry, model references for the Airframes, Engines, Spare Engines, Propellers and Spare Propellers set forth in each Mortgage Supplement constitute the manufacturers’ respective generic model designations for such Airframes, Engines, Spare Engines, Propellers and Spare Propellers (as required to be used pursuant to the “regulations” (as defined in the Cape Town Convention)).

(b) Certificated U.S. Air Carrier. Great Lakes hereby confirms that it is a Certificated Air Carrier.

(c) Necessary Filings. Upon the filing of this Mortgage with the FAA in accordance with Title 49 and the regulations thereunder, the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created hereby under the UCC as in effect in any applicable jurisdiction, the registrations of International Interests in the International Registry with respect to the Airframes, Engines and Spare Engines, and placing of the insignia referred to in Section 2.01(d) herein, (i) all filings, registrations and recordings (including, without limitation, the filing of financing statements under the UCC) necessary in the United States or in the International Registry to create, preserve, protect and perfect the security interest granted by Great Lakes to the Lender hereby in respect of the Collateral have been accomplished or, as to Collateral to become subject to the security interest of this Mortgage as provided herein from time to time after the date hereof, will be so filed, registered and recorded simultaneously with such Collateral being subject to the Lien of this Mortgage, and (ii) the security interest granted to the Lender pursuant to this Mortgage in and to the Collateral will constitute a perfected security interest therein prior to the rights of all other Persons therein, but subject to no other Liens (other than Permitted Liens), and is entitled to all the rights, priorities and benefits afforded by Title 49, the Cape Town Convention, and other relevant U.S. law as enacted in any relevant jurisdiction to perfected security interests or Liens.

(d) No Liens. Great Lakes is, and as to Collateral acquired by it from time to time after the date hereof Great Lakes will be, the owner of all such Collateral free from any Lien, or other right, title or interest of any Person (other than Permitted Liens), and Great Lakes shall promptly, at its own expense, (i) defend the Collateral against all claims and demands of all Persons (other than Persons claiming by, through or under the Lender) at any time claiming the same or any interest therein adverse to the Lender and (ii) take such action as may be necessary to duly discharge any Lien (other than Permitted Liens) arising at any time.

(e) Other Filings or Registrations. There is no financing statement (or similar statement or instrument of encumbrance under the law of any jurisdiction) or registration covering or purporting to cover any interest of any kind in the Collateral (other than Permitted Liens), and there are no International Interests registered on the International Registry in respect of any of the Collateral, and so long as any Commitment remains in effect, or any of the Loans or other amounts are owing to the Lender (other than contingent indemnity obligations not due and payable) under the Loan Agreement, Great Lakes will not execute or authorize or permit to be filed in any public office any financing statement or statements (or similar statement or instrument of encumbrance under the law of any jurisdiction) relating to the Collateral, other than with respect to Permitted Liens, or any International Interests on the International Registry relating to the Collateral or location (as such term is used in Section 9-307 of the UCC).

(f) Identification. The legal name of Great Lakes is Great Lakes Aviation, Ltd., and it is an Iowa corporation. Great Lakes will not change its name or location (as such term is used in Section 9-307 of the UCC) other than in full compliance with applicable provisions of the Loan Agreement.

(g) Recourse. Great Lakes further specifically agrees that it shall not be necessary or required, and that Great Lakes shall not be entitled to require, that the Lender or any other person:

(a) make any effort to enforce the payment or performance by Great Lakes of any of its obligations under this Mortgage or the other Credit Documents, or

(b) foreclose against or seek to realize upon collateral security or other credit support, if any, now or hereafter existing, for the Obligations or any obligations of Great Lakes under this Mortgage or the other Credit Documents, or

(c) file suit or proceed to obtain or assert a claim for personal judgment against Great Lakes or any other person liable for payment or performance of any of the Obligations or of any of the obligations of Great Lakes under this Mortgage or the other Credit Documents, or

(d) exercise or assert any other right or remedy to which the Lender or any other person is or may be entitled in connection with this Mortgage or the other Credit Documents, the Obligations, or any security or other guaranty therefor, or

(e) assert or file any claim against the assets of Great Lakes, or any other person liable for the Obligations or any of the obligations of Great Lakes under this Mortgage or the other Credit Documents, or any part thereof, before or as a condition precedent to the enforcement of the obligations of Great Lakes hereunder.

Great Lakes hereby unconditionally waives any requirement that, as a condition precedent to the enforcement of the obligations of Great Lakes hereunder, the Lender be joined as a party to any proceedings for the enforcement of any provision of this Mortgage or the other Credit Documents.

(h) Filings and Registrations. Great Lakes will take, or cause to be taken, at Great Lakes’ sole cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Mortgage and each Mortgage Supplement in the office of the FAA, pursuant to Title 49, and in such other places as may be required under any applicable law or regulation in the U.S., and any financing statements or other instruments, or registrations on the International Registry, as are necessary, or reasonably requested by the Lender and appropriate, to maintain, so long as this Mortgage is in effect, the perfection, priority and preservation of the Lien created by this Mortgage and the International Interests of the Lender in each Airframe, Engine, Spare Engine, Propeller, Spare Propeller and Pledged Spare Part, and will furnish to the Lender timely notice of the necessity of such action, together with, if requested by the Lender, such instruments, in execution form, and such other information as may be reasonably required to enable the Lender to take such action or otherwise reasonably requested by the Lender. To the extent permitted by applicable law, Great Lakes hereby authorizes the Lender to execute and file financing statements or continuation statements without Great Lakes’ signature appearing thereon. Great Lakes shall pay the costs of, or incidental to, any recording or filing, including, without limitation, any filing of financing or continuation statements, concerning the Collateral.

(i) Notice of Certain Events. Great Lakes shall provide the Lender with prior written notice of its intent to convert any of the Aircraft from passenger configuration to cargo configuration.

(j) Further Assurances. Great Lakes agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time reasonably request to further assure, preserve, protect and perfect the Lien and the rights and remedies created hereby.

Section 2.06 Pledged Spare Parts.

(a) Reserved.

(b) Designated Spare Parts Locations. Great Lakes represents, warrants and agrees that all of Great Lakes’ Spare Parts shall be maintained by or on behalf of Great Lakes at one or more of the Designated Spare Parts Locations. Great Lakes will promptly notify the Lender in writing if any of the representations, warranties or agreements contained in the preceding sentence becomes inaccurate in any respect with respect to any of the Pledged Spare Parts or the interest of Great Lakes therein. If Great Lakes desires at any time to add a Designated Spare Parts Location, Great Lakes shall promptly furnish the following to the Lender:

(A) thirty (30) days prior to the utilization of such new Designated Spare Parts Location, a Mortgage Supplement duly executed by Great Lakes, identifying each location that is to become a Designated Spare Parts Location and specifically subjecting the Pledged Spare Parts at such location to the Lien of this Mortgage;

(B) five (5) days prior to the utilization of such new Designated Spare Parts Location, an Opinion of Counsel, dated the date of execution of said Mortgage Supplement, stating that said Mortgage Supplement has been duly filed for recording in accordance with the provisions of Title 49, and either: (a) no other filing or recording is required in any other place within the United States in order to perfect the Lien of this Mortgage on the Pledged Spare Parts held at the Designated Spare Parts Locations specified in such Mortgage Supplement, or (b) if any such other filing or recording shall be required that said filing or recording has been accomplished in such other manner and places, which shall be specified in such Opinion of Counsel, as are necessary to perfect the Lien of this Mortgage with respect to such Pledged Spare Parts; and

(C) five (5) days prior to the utilization of such new Designated Spare Parts Location, an Officer’s Certificate stating that in the opinion of the authorized officer executing the Officer’s Certificate, all conditions precedent provided for in this Mortgage relating to the subjection of such property to the Lien of this Mortgage have been complied with.

(c) Possession, Use; Permitted Sales and Maintenance.

(i) Possession. Without the prior written consent of the Lender, Great Lakes will not sell, lease (whether by way of a finance lease, operating lease or otherwise), transfer or relinquish possession of any Pledged Spare Part to anyone except as permitted by the provisions of this Section 2.06(c), except that Great Lakes shall have the right, in the ordinary course of its business (and consistent with past practice), (x) to transfer possession of any Pledged Spare Part to the manufacturer thereof or any other organization for testing, overhaul, repairs, maintenance, alterations or modifications (to the extent required or permitted by the terms hereof) or to any Person for the purpose of transport to any of the foregoing, or (y) to transfer any Pledged Spare Part between any Designated Spare Parts Locations.

(ii) Use; Dispositions or Modifications.

(A) Use. Great Lakes shall have the right, at any time and from time to time at its own cost and expense, without the necessity of any release from or consent by the Lender, to:

(1) incorporate in, install on, attach or make appurtenant to, or use in, any aircraft, engine, propeller or spare part in its fleet such Pledged Spare Part; and

(2) dismantle any Pledged Spare Part that has become worn out or obsolete or unfit for use, and to scrap, sell or dispose of any such Pledged Spare Part or any salvage resulting from such dismantling, in which case such Pledged Spare Part shall thereupon be free from the Lien of this Mortgage.

(B) Dispositions and Modifications. Great Lakes may modify or alter any Pledged Spare Parts as Great Lakes may deem appropriate in the proper conduct of its business, so long as Great Lakes remains in compliance at all times with the requirements of Section 2.06(c)(iii) below, after giving effect to any such modification or alteration.

(iii) Maintenance. Great Lakes:

(A) shall maintain, or cause to be maintained, at all times its Pledged Spare Parts in accordance with, (x) all applicable laws and all applicable rules and regulations issued by the FAA and (y) all applicable laws and all applicable rules and regulations issued by any other Governmental Authority having jurisdiction over Great Lakes or any such Pledged Spare Parts, including making any modifications, alterations, replacements and additions necessary therefor;

(B) shall maintain, or cause to be maintained, all records, logs and other materials required by the FAA or under Title 49 to be maintained in respect of its Pledged Spare Parts and shall not modify its record retention procedures in respect of its Pledged Spare Parts unless such modification is consistent with Great Lakes’ FAA approved maintenance program; and

(C) shall maintain, or cause to be maintained on a timely basis, its Pledged Spare Parts in good working order (other than during periods of maintenance, repair, inspection and testing) and condition and shall perform all maintenance thereon necessary for that purpose, excluding (x) Pledged Spare Parts that have become worn out or unfit for use, beyond economic repair or become obsolete or scrap, (y) Pledged Spare Parts and quick change engine kits that are not required for Great Lakes’ normal operations and (z) Expendables that have been consumed or used in Great Lakes’ operations. Notwithstanding anything herein to the contrary, all Rotables and Key Repairables and, to the extent customary, Expendables, located at Designated Spare Parts Locations other than as excluded under clause (x), (y) or (z) above, shall have a current and valid serviceable tag and shall be in compliance with such tag, in each case in compliance with applicable FAA regulations.

(d) Data Reports. After the occurrence and during the continuance of an Event of Default, as requested by the Lender from time to time, Great Lakes shall furnish the Lender with a Data Report certified by an Officer of Great Lakes.

ARTICLE 3

RESERVED

ARTICLE 4

REMEDIES

Section 4.01 Event of Default. It shall be an Event of Default hereunder and for all purposes of the Cape Town Convention, if under the Loan Agreement an “Event of Default” shall occur and be continuing thereunder.

Section 4.02 Remedies with Respect to Collateral.

(a) Remedies Available. Upon (i) the occurrence and continuance of any Event of Default, the Lender may do one or more of the following:

(i) cause Great Lakes, upon the written demand of the Lender, at Great Lakes’ expense, to deliver promptly, and Great Lakes shall deliver promptly, all or such part of the Airframes, the Engines, the Spare Engines, the Propellers, the Spare Propellers or other Collateral as the Lender may so demand to the Lender or its order, or the Lender, at its option, may access the Tracking System and enter upon the premises where all or any part of the Airframes, the Engines, the Spare Engines, the Propellers, the Spare Propellers or other Collateral are located and take immediate possession (to the exclusion of Great Lakes and all Persons claiming under or through Great Lakes) of and remove the same by summary proceedings or otherwise together with any engine which is not an Engine or Spare Engine and any propeller which is not a Propeller or Spare Propeller but which is installed on an Airframe, subject to all of the rights of the owner, lessor, or lien holder of or with respect to such engine or propeller;

(ii) sell all or any part of the Airframes, Engines, Spare Engines, Propellers, Spare Propellers or other Collateral at public or private sale, whether or not the Lender shall at the time have possession thereof, as the Lender may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframes, the Engines, Spare Engines, Propellers, Spare Propellers or other Collateral as the Lender, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of Great Lakes, any person claiming by, through or under Great Lakes and any person holding an interest subordinate to the interests of the Lender hereunder; provided, however, that Great Lakes shall not be entitled at any time prior to any such disposition to redeem the Collateral by paying in full all of the Obligations; or

(iii) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the UCC of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought) or by any other applicable law (including, without limitation, the Cape Town Convention) or proceed by appropriate court action to enforce the terms or to recover damages for the breach hereof.

Upon every taking of possession of Collateral under this Section 4.02, the Lender may, from time to time, at the expense of Great Lakes, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Collateral as it may deem proper. In each such case, the Lender shall have the right to maintain, use, insure, operate, store, lease, control or manage the Collateral and to carry on business and to exercise all rights and powers of Great Lakes relating to the Collateral in connection therewith, as the Lender shall deem appropriate, including the right to enter into any and all such agreements with respect to the maintenance, use, insurance, operation, storage, leasing, control, management or disposition of the Collateral or any part thereof as the Lender may determine; and the Lender shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products, proceeds and profits of the Collateral and every part thereof, without prejudice, however, to the right of the Lender under any provision of this Mortgage to collect and receive all cash held by, or required to be deposited with, the Lender hereunder. Such tolls, rents, revenues, issues, income, products, proceeds and profits shall be applied to pay the expenses of using, operating, storage, leasing, control, management or disposition of the Collateral, and of all maintenance, insurance, repairs, replacement, alterations, additions and improvements, and to make all payments which the Lender may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Collateral or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of Great Lakes), and all other payments which the Lender may be required or authorized to make under any provision of this Mortgage, as well as just and reasonable compensation for the services of the Lender, and of all Persons engaged and employed by the Lender.

In addition, Great Lakes shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Lender’s remedies with respect thereto, including all costs and expenses incurred in connection with the retaking, return or sale of any Airframe, Engines, Spare Engines, Propellers, Spare Propellers or other Collateral in accordance with the terms hereof under the UCC of the State of New York, which amounts shall, until paid, be secured by the Lien of this Mortgage.

If any Event of Default shall have occurred and be continuing, or the Loans shall have been declared forthwith due and payable pursuant to the Loan Agreement, the Lender may at any time thereafter while any Event of Default shall be continuing, without notice of any kind to Great Lakes to the extent permitted by law, carry out or enforce any one or more of the actions and remedies provided in this Article 4 or elsewhere in this Mortgage or otherwise available to a secured party under the UCC as in effect at the time in New York State, whether or not any or all of the Collateral is subject to the jurisdiction of such UCC and whether or not such remedies are referred to in this Article 4.

Nothing in the foregoing shall affect the right of the Lender to receive all payments of principal of, and interest on, the Obligations held by the Lender and all other amounts owing to the Lender as and when the same may be due.

(b) Notice of Sale. The Lender shall give Great Lakes at least ten (10) days’ prior written notice of the date fixed for any public sale of any of its Airframes, Engines, Spare Engines, Propellers, Spare Propellers, Spare Parts or other Collateral, or the date on or after which any private sale will be held, which notice Great Lakes hereby agrees is reasonable notice.

(c) Receiver. If any Event of Default shall occur and be continuing, to the extent permitted by law, the Lender shall be entitled, as a matter of right as against Great Lakes, without notice or demand and without regard to the adequacy of the security for the Obligations or the solvency of Great Lakes, upon the commencement of judicial proceedings by it to enforce any right under this Mortgage, to the appointment of a receiver of the Collateral or any part thereof and of the tolls, rents, revenues, issues, income, products and profits thereof for the recovery of judgment for the indebtedness secured by the Lien created under this Mortgage or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

(d) Concerning Sales. At any sale under this Article, the Lender may bid for and purchase the property offered for sale, may make payment on account thereof as herein provided, free of any right of redemption, stay valuation or appraisal on the part of Great Lakes (all said rights being hereby waived and released to the fullest extent permitted by law) and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor. Any purchaser shall be entitled, for the purpose of making payment for the property purchased, to deliver any of the Obligations in lieu of cash in the amount which shall be payable thereon as principal or interest. Said Obligations, in case the amount so payable to the holders thereof shall be less than the amounts due thereon, shall be returned to the holders thereof after being stamped or endorsed to show partial payment.

Section 4.03 Waiver of Appraisement, Etc. Great Lakes, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the property in the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclosure under this Mortgage may order the sale of the Collateral as an entirety.

Section 4.04 Reserved.

Section 4.05 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Lender or otherwise in this Mortgage shall be cumulative and shall be in addition to every other right, power and remedy specifically given under this Mortgage or the other Credit Documents or now or hereafter existing at law, in equity or by statute or treaty (including, without limitation, the Cape Town Convention) and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Lender. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Lender in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Event of Default or an acquiescence therein. No notice to or demand on Great Lakes in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Lender to any other or further action in any circumstances. In the event that the Lender shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Lender may recover reasonable expenses, including attorneys’ fees, and the amounts thereof shall be included in such judgment.

Section 4.06 Discontinuance of Proceedings. In case the Lender shall have instituted any proceeding to enforce any right, power or remedy under this Mortgage by foreclosure, sale entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Lender, then and in every such case Great Lakes, the Lender and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Mortgage, and all rights, remedies and powers of the Lender shall continue as if no such proceeding had been instituted (but otherwise without prejudice).

ARTICLE 5

TERMINATION OF MORTGAGE

Section 5.01 Termination of Mortgage.

(a) This Mortgage shall terminate on upon the payment in full of the Obligations. Upon termination, Great Lakes may request, at Great Lakes’ sole cost and expense, the Lender to execute and deliver to or as directed in writing by Great Lakes an appropriate instrument reasonably required to release Great Lakes’ Collateral from the Lien of this Mortgage and to discharge from the International Registry the registration of the International Interests constituted by this Mortgage with respect to such Collateral, and the Lender shall execute and deliver such instrument as aforesaid at Great Lakes’ expense; provided, however, that in the event that any portion of the Collateral is sold or otherwise disposed of in accordance with the applicable provisions of the Loan Agreement the Lender shall cooperate, at Great Lakes’ sole cost and expense, in releasing the Lien of this Mortgage from such portion of the Collateral. Except as aforesaid otherwise provided, this Mortgage and the trusts created hereby shall continue in full force and effect in accordance with the terms hereof.

(b) At any time that Great Lakes desires that the Collateral be released as provided in the foregoing Section 5.01(a), it shall deliver to the Lender a certificate signed by an authorized officer stating that the release of the respective Collateral is permitted pursuant to Section 5.01(a) and the Loan Agreement.

ARTICLE 6

MISCELLANEOUS

Section 6.01 Reserved.

Section 6.02 Sale of Collateral by the Lender is Binding. Any sale or other conveyance of any Airframe, Engine, Spare Engine, Propellers, Spare Propellers or other item of Collateral or any interest therein by the Lender made pursuant to the terms of this Mortgage shall bind the Lender and Great Lakes, and shall be effective to transfer or convey all right, title and interest of the Lender and Great Lakes. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds with respect thereto by the Lender.

Section 6.03 Benefit of Mortgage. Nothing in this Mortgage, whether express or implied, shall be construed to give to any Person other than Great Lakes and the Lender any legal or equitable right, remedy or claim under or in respect of this Mortgage.

Section 6.04 Notices. All notices and other communication provided for herein shall be in the form and to the addresses as set forth in Section 34(d) of the Loan Agreement.

Section 6.05 Governing Law; Jurisdiction; Service of Process. THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS ITSELF TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF NEW YORK IN NEW YORK COUNTY AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS MORTGAGE OR THE SUBJECT MATTER HEREOF BROUGHT BY THE LENDER OR ANY OF ITS SUCCESSORS OR PERMITTED ASSIGNS. EACH PARTY HERETO, TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF THE ABOVE NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS MORTGAGE OR THE SUBJECT MATTER HEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURT. EACH PARTY HEREBY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 6.04.

Section 6.06 Counterparts. This Mortgage may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 6.07 Waiver; Amendment. (a) No waiver of any provisions of this Mortgage or consent to any departure by Great Lakes therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on Great Lakes in any case shall entitle Great Lakes to any other or further notice or demand in similar or other circumstances.

(b) Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into in accordance with Section 33(i) of the Loan Agreement.

Section 6.08 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE, OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 6.09 Successors and Assigns. This Mortgage shall be binding upon Great Lakes and its successors and permitted assigns and shall inure to the benefit of the Lender and its respective successors and permitted assigns; provided, that Great Lakes may not transfer or assign any or all of its rights or obligations hereunder without the prior written consent of the Lender. All agreements, statements, representations and warranties made by Great Lakes herein or in any certificate or other instrument delivered by Great Lakes or on its behalf under this Mortgage shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Mortgage and the other Credit Documents regardless of any investigation made by the Lender or on its behalf.

Section 6.10 Lien Absolute. All rights of the Lender hereunder, the Lien hereof and all obligations of Great Lakes hereunder shall, to the fullest extent permitted by applicable law, be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Credit Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all, or any of the Obligations, or any other amendment to or waiver of or any consent to any departure from any Credit Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, Great Lakes in respect of the Obligations or this Agreement (other than that the Obligations have been paid in full).

Section 6.11 Section 1110 of the Bankruptcy Code. It is the intention of the parties to this Mortgage that the Lender be entitled to the benefits of Section 1110 of the Bankruptcy Code, subject to Great Lakes’ rights thereunder, with respect to the right to take possession of Aircraft, Engine, Spare Engines, Propellers, Spare Propellers and Spare Parts, and to enforce any of its other rights or remedies as provided in this Mortgage in the event of a case under Chapter 11 of the Bankruptcy Code in which Great Lakes is a debtor, all subject to the provisions and limitations of the Bankruptcy Code.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Great Lakes and the Lender have caused this Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts Mortgage and Security Agreement to be duly executed by their respective officers thereunto duly authorized.

GREAT LAKES AVIATION, LTD.,
as Great Lakes

By:	/s/ Michael Matthews
Name: Michael Matthews
Title: Chief Financial Officer

[Signature Page to Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts

Mortgage and Security Agreement]

CALLIDUS CAPITAL CORPORATION,
as Lender

By:	/s/ David Reese
Name:	David Reese
Title:	Chief Operating Officer

By:	/s/ Jim Riley
Name:	Jim Riley
Title:	Director and Secretary

[Signature Page to Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts

Mortgage and Security Agreement]

[AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS,

AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT]

EXHIBIT A

TO

AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS,

AND SPARE PARTS

MORTGAGE AND SECURITY AGREEMENT

AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS,

AND SPARE PARTS

MORTGAGE AND SECURITY AGREEMENT

SUPPLEMENT NO.

THIS AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS AND SPARE PARTS MORTGAGE AND SECURITY AGREEMENT SUPPLEMENT NO.          dated                      (this “Mortgage Supplement”) is made by Great Lakes Aviation, Ltd., an Iowa corporation (“Great Lakes”), in favor of CALLIDUS CAPITAL CORPORATION (the “Lender”).

W I T N E S S E T H:

WHEREAS, the Aircraft, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts Mortgage and Security Agreement, dated as of December 22, 2014 (herein called the “Mortgage”; capitalized terms used herein but not defined shall have the meaning ascribed to them in the Mortgage), between Great Lakes and the Lender, provides for the execution and delivery of supplements thereto substantially in the form hereof, which shall particularly describe certain collateral, and shall specifically mortgage the same to the Lender;

WHEREAS, the Mortgage was entered into between Great Lakes and the Lender in order to secure the Obligations of Great Lakes under that certain Loan Agreement, dated as of December 22, 2014 (as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified, renewed or replaced from time to time, herein called the “Loan Agreement”), by and between Great Lakes and the Lender, and the other Credit Documents; and

WHEREAS, the Mortgage relates to the Airframes, Engines, Spare Engines, Propellers, Spare Propellers and Spare Parts described in Exhibit 1 hereto, and [this Mortgage Supplement is attached to and made a part of the Mortgage and is being filed with the Mortgage as one document for recordation on the date hereof with the Federal Aviation Administration;] [was recorded by the FAA on                     , 20     and assigned Conveyance No.                     ].

NOW, THEREFORE, this Mortgage Supplement Witnesseth, that to secure the prompt and complete payment and performance when due of the Obligations of Great Lakes under the Loan Agreement and each of the other Credit Documents, to secure the performance and observance by Great Lakes of all the agreements, covenants and provisions contained in the Mortgage and in the Credit Documents for the benefit of the Lender, and for the uses and purposes and subject to the terms and provisions of the Mortgage, and in consideration of the

EXHIBIT A

premises and of the covenants contained in the Mortgage, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, Great Lakes has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Lender, its successors and assigns, for the security and benefit of the Lender, a first priority continuing security interest in and first priority mortgage lien on all estate, right, title and interest of Great Lakes in, to and under the following described property:

1. The Airframes described on Exhibit 1 hereto together with all Parts which are from time to time incorporated or installed in or attached thereto or which shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

2. The Engines described on Exhibit 1 hereto (whether or not such engines shall be installed in or attached to an Airframe or any other airframe) in each case, together with all Parts which are from time to time incorporated or installed in or attached thereto or which shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

3. The Propellers described on Exhibit 1 hereto (whether or not such engines shall be installed in or attached to an Airframe or any other airframe) in each case, together with all Parts which are from time to time incorporated or installed on or attached thereto or which shall be removed therefrom, unless the Lien of the Mortgage shall not be applicable to such Part pursuant to the provisions of the Mortgage.

4. All Spare Parts located at the applicable Designated Spare Parts Locations described in Exhibit 1 hereto.

TO HAVE AND TO HOLD all and singular the aforesaid property unto the Lender, its successors and assigns, for the uses and purposes and subject to the terms and provisions set forth in the Mortgage.

This Mortgage Supplement shall be construed as a supplemental Mortgage and shall form a part thereof, and the Mortgage is hereby incorporated by reference herein and is hereby ratified, approved and confirmed.

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EXHIBIT A

IN WITNESS WHEREOF, Great Lakes caused this Mortgage Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.

GREAT LAKES AVIATION, LTD.,
as Great Lakes

By:
Name:
Title:

[Aircraft, Engines, Spare Engines, Propellers, Spare Propellers And Spare Parts Mortgage

And Security Agreement]

EXHIBIT A

EXHIBIT B

TO

AIRCRAFT, ENGINES, SPARE ENGINES, PROPELLERS, SPARE PROPELLERS

AND SPARE PARTS

MORTGAGE AND SECURITY AGREEMENT

Callidus Capital Corporation

181 Bay Street, Suite 4260

Bay Wellington Tower

Brookfield Place

Toronto, Ontario

M5J 2T3

                    , 20

Data Report For Pledged Spare Parts

Ladies and Gentlemen:

We refer to the Aircraft, Engines, Spare Engines, Propellers, Spare Propeller and Spare Parts Security Agreement (the “Security Agreement”), dated as of December 22, 2014, by and between Great Lakes Aviation, Ltd. (“Great Lakes”) and Callidus Capital Corporation, as Lender. Terms defined in the Security Agreement and used herein have such respective defined meanings. Great Lakes hereby certifies that:

Attached hereto as Exhibit 1 is a report that correctly sets forth the following information as of the date hereof with respect to each Pledged Spare Part:

i)	Manufacturer’s part number;

ii)	part description;

iii)	related aircraft model(s) in summary form;

iv)	classification as Rotable or Expendable or Key Repairable;

v)	quantity on hand;

vi)	Designated Spare Parts Location;

vii)	each Pledged Spare Part out for repair; and

viii)	each Pledged Spare Part in transit.

EXHIBIT B

Very truly yours,

[ ]
By:
Name:
Title
Date:

EXHIBIT B